EXHIBIT 1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MBIA Insurance Corporation:

We hereby consent to the incorporation by reference in the Prospectus Supplement of Bear Stearns Asset Backed Securities Trust 2002-AC3, relating to Asset-Backed Certificates, Series 2002-AC3 comprising part of the Registration Statement (No. 333-56242) of Bear Stearns Asset Backed Securities, Inc, of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
June 25, 2002